                                                                   EXHIBIT 10.23

                           INFINITY INSURANCE COMPANY


                                       AT

                                 3700 COLONNADE





                                 LEASE AGREEMENT

                                AUGUST 26TH, 2003



                                    COLONIAL
                                PROPERTIES TRUST

                                TABLE OF CONTENTS

1-15.    SUMMARY OF LEASE TERMS......................................................................3-4
16.      LEASE TERM...................................................................................4
17.      COMPLETION OF IMPROVEMENTS...................................................................4
18.      BASE RENTAL; SECURITY DEPOSIT................................................................4
19.      ADDITIONAL RENT..............................................................................5
20.      BROKERAGE DISCLOSURE.........................................................................6
21       USE..........................................................................................6
22.      TENANT'S ACCEPTANCE..........................................................................6
23.      ASSIGNMENT AND SUBLETTING....................................................................6
24.      HOLDING OVER.................................................................................7
25.      ALTERATIONS AND IMPROVEMENTS.................................................................7
26.      REPAIRS TO THE PREMISES......................................................................7
27.      ENTRY BY LANDLORD............................................................................7
28.      DEFAULT AND REMEDIES ........................................................................8
29.      LANDLORD'S SERVICES..........................................................................9
30.      DESTRUCTION OF PREMISES.....................................................................10
31.      CONDEMNATION OF PREMISES....................................................................10
32.      INSURANCE/INDEMNIFICATION...................................................................10
33.      NOTICES.....................................................................................11
34.      TRANSFER OF TENANT..........................................................................12
35.      SUCCESSORS AND ASSIGNS: ATTORNMENT..........................................................12
36.      SEVERABILITY................................................................................12
37.      SUBORDINATION; ESTOPPEL CERTIFICATES........................................................13
38.      HAZARDOUS SUBSTANCES........................................................................13
39.      DAMAGE OR THEFT OF PERSONAL PROPERTY........................................................13
40.      FORCE MAJEURE...............................................................................13
41       SPECIAL STIPULATIONS........................................................................13
42.      FINANCIAL STATEMENTS........................................................................13
43.      MISCELLANEOUS...............................................................................13
44.      TENANTS SELF HELP RIGHTS....................................................................14
44.      GUARANTY....................................................................................14


 EXHIBITS:

"A-1 - A-4"   PREMISES
"B"           RULES AND REGULATIONS
"C"           OPERATING EXPENSES
"D"           WORK AGREEMENT
"E"           RENT COMMENCEMENT DATE AND EXPIRATION DATE
"F"           SPECIAL STIPULATIONS
"G"           CLEANING SPECIFICATIONS
"H"           GUARANTY
"I"           PARKING
"J"           LICENSE AGREEMENT FOR COVERED PARKING

                            COLONIAL PROPERTIES TRUST
                                 LEASE AGREEMENT


This Lease Agreement ("LEASE") is made this 26TH day of August 2003, by and between COLONIAL REALTY LIMITED PARTNERSHIP, A Delaware limited partnership (the "LANDLORD"); and INFINITY INSURANCE COMPANY, a Indiana Corporation (the "TENANT").

                             SUMMARY OF LEASE TERMS



1. LANDLORD'S ADDRESS:     COLONIAL REALTY LIMITED PARTNERSHIP
                           c/o Colonial Properties Services, Inc.
                           2101 Sixth Avenue North, Suite 750
                           Birmingham, Alabama 35203
                           Attn: Vice President


2. RENTAL PAYMENT          COLONIAL REALTY LIMITED PARTNERSHIP
   ADDRESS:                Post Office Box 55379
                           Department #8010
                           Birmingham, Alabama 35255

3. TENANT ADDRESS:         3700 Colonnade Parkway
                           Suite 600
                           Birmingham, Alabama 35243
                           Attention: Legal Department

4. PARK:                   Colonnade

5. BUILDING:               3700 Colonnade
                           Legal Description of the Building: That portion of Lot 3J, according to Colonnade, Resurvey No. 8, recorded in Map Book 182, Page 69, in the Office of
                           Probate of Jefferson County, Alabama, on which have been constructed as of the date hereof the office building bearing civic address 3700 Colonnade
                           Parkway, the parking facilities and lots serving such building, and all other improvements immediately appurtenant thereto.

6. PREMISES:               Suite 600 (as shown on Exhibit "A-1" through "A-4")
                           consisting of all of Floors one, four, five and six in the Building.

7. RENTABLE AREAS OF THE
   PREMISES:               First Floor:           18,764 rentable square feet
                           Fourth Floor:          27,475 rentable square feet
                           Fifth Floor:           27,475 rentable square feet
                           Sixth Floor:           27,007 rentable square feet
                           ____________________________________________________
                           Total Initial Premises: 100,721 Rentable Square Feet

8. RENTABLE AREA OF THE
   BUILDING:               152,575 Square Feet


9. COMMENCEMENT DATE:      April 1, 2005

10. LEASE TERM             The period commencing at 12:01 a.m. on the
                           Commencement Date and expiring on the final day of the month in which the one hundred thirty second
                           (132nd) month anniversary of the date prior to the Commencement Date occurs, or March 31, 2016.

                                                                   RENT PER
11.  BASE RENTAL:    LEASE YEAR     MONTHLY         ANNUALLY     SQUARE FOOT
                          1       $ 81,835.81    $  982,029.75      $ 9.75
                          2       $ 81,835.81    $  982,029.75      $ 9.75
                          3       $155,278.21    $1,863,338.50      $18.50
                          4       $158,383.77    $1,900,605.27      $18.87
                          5       $163,251.95    $1,959,023.45      $19.45
                          6       $165,769.98    $1,989,239.75      $19.75
                          7       $171,225.70    $2,054,708.40      $20.40
                          8       $173,324.05    $2,079,888.65      $20.65
                          9       $174,834.87    $2,098,018.43      $20.83
                         10       $178,360.10    $2,140,321.25      $21.25
                         11       $181,885.34    $2,182,624.07      $21.67

                                            RENT PER


12.  INITIAL INSTALLMENT:  $81,835.81

13.  SECURITY DEPOSIT:     Intentionally left blank

14.  BASE YEAR:            2005 Base Year



15.  EXHIBITS:    Exhibit "A-1 - A-4"   Premises
                  Exhibit "B"           Rules and Regulations
                  Exhibit "C"           Operating Expenses
                  Exhibit "D"           Work Agreement
                  Exhibit "E"           Rent Commencement Date Expiration Date
                  Exhibit "F"           Special Stipulations
                  Exhibit "G"           Cleaning Specifications
                  Exhibit "H"           Guaranty
                  Exhibit "I"           Parking
                  Exhibit "J"           License Agreement for Covered Parking

All Exhibits listed above are attached to the Lease and expressly made a part hereof.

                            GENERAL LEASE PROVISIONS

         16. LEASE TERM. Landlord does hereby rent and lease to Tenant the Premises for the Term hereof, subject to the terms and conditions of this Lease. Upon substantial completion of construction to the Premises as further set forth in Exhibit "D" herein, Landlord shall, at its expense, direct Ray Harsh Design to determine the Rentable Area of the Premises and Building as actually constructed and certify as to same to both Landlord and Tenant. Such measurement and certification shall be based upon the ANSI/BOMA Z65.1-1996 Standard Method for Measuring Floor Area in Office Buildings. In the event that the Rentable Area of the Building or Premises as determined by Ray Harsh Design is greater or less than the amount specified in Paragraph 7 or 8 of this Lease, the Rentable Area of the Building or Premises shall be adjusted to equal the amount as so determined, and the Base Rental and any other amounts specified in this Lease as a function of the Rentable Area of the Building or Premises shall be adjusted proportionately. No easement for light, air or view is granted or implied hereunder. Promptly after the Commencement Date, Landlord or Landlord's agent shall send to Tenant a supplemental notice substantially in the form of Exhibit "E" attached hereto and by this reference made a part hereof specifying the Rental Commencement Date and the date of expiration of the Term. "Lease Year," as used herein, means a period of twelve (12) consecutive calendar months, or a portion thereof falling within the Term, with the first Lease Year commencing with the first day of the first calendar month beginning on or after the Commencement Date and each subsequent Lease Year commencing on each anniversary during the Term of the first day of the first Lease Year.

The period, if any, from the Commencement Date to the beginning of the first Lease Year shall be treated as if it were part of the first Lease Year under this Lease for all purposes.

17. COMPLETION OF IMPROVEMENTS. Landlord agrees to promptly proceed to prepare the Premises for Tenant's occupancy in accordance with the terms of this Lease and in accordance with the work schedule attached hereto as Exhibit "D". Tenant shall be allowed access to the Premises beginning sixty (60) days prior to the Commencement Date for the purpose of moving furniture, fixtures and equipment into the Premises and installing computer and telephone systems as further described in Paragraph 7 of Exhibit D.

18.      BASE RENTAL.

         (a) Beginning with the Commencement Date, Tenant shall pay in advance to Landlord at Landlord's Address For Rental Payments, or at such other place as Landlord shall designate in writing, promptly, without demand, deduction or offset, on the first day of each month during the Term the Base Rental, which shall be adjusted from time to time as provided in Paragraph 11 hereof. If the Term commences on a day other than the first day of a month, or terminates or expires on a day other than the last day of a month, the Base Rental for such partial month shall be prorated based upon the actual number of days in such a month. In the event the Base Rental to be paid hereunder, or other charges as hereinafter provided, is not received by Landlord by the seventh (7th) day of the month due, Landlord shall have the right to impose a late charge of three and one half percent (3.5%) of all amounts past due. Provided rental payments are received no later than the tenth (10) day of the month due, the Landlord will not impose an interest charge nor will rental payments be considered past due for one (1) rental payment per Lease Year. Such "grace periods" shall be on a non-cumulative basis for the Term of this Lease.

         (b) Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the Initial Installment. Such sum shall be applied by Landlord to the first complete month's installment of Base Rental as it becomes due hereunder. If the first month is prorated, the amount shall be due promptly after Tenant's receipt of a notice from Landlord stating the amount due for said prorated month.

19.      ADDITIONAL RENT.

         (a) The following terms, as used in this Lease, shall have the following meanings:

                  "ESCALATION YEAR" means each calendar year, commencing with the first full calendar year following the calendar year in which the Commencement Date occurs, falling, in whole or in part, within the Term.

                 "OPERATING EXPENSES" are defined in Exhibit "C".

                 "BASE YEAR" shall mean the Operating Expenses incurred by Landlord for Calendar Year 2005.

                  "EXCESS EXPENSES" means the amount by which the annual Operating Expenses incurred by Landlord during each successive Escalation Year exceed the Operating Expenses incurred by the Landlord during the Base Year, or for Calendar Year 2005.

                   "TENANT'S SHARE" means Tenant's pro rata share of the Excess Expenses for a given Escalation Year, which shall be determined with respect to each item of expense by dividing the same by the Rentable Area of the Building and multiplying the resulting quotient by the Rentable Area of the Premises. Based upon the initial rentable area set forth in Paragraph 7 above, (100,721 rentable square feet), "Tenant's Share" shall initially be 66.01%.

         (b) Tenant shall pay to Landlord as additional rent (the "ADDITIONAL RENT"), for each Escalation Year during the Term, Tenant's Share for such Escalation Year.

         (c) As soon as practical prior to the beginning of each Escalation Year (including during any extension or renewal of the Term), Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Operating Expenses for the upcoming Escalation Year, (ii) Tenant's Share for the upcoming Escalation Year and (iii) a computation of the monthly installments to be paid by Tenant toward Tenant's Share for the upcoming Escalation

Year, which amount shall be one-twelfth (1/12) of the amount determined pursuant to (ii) above. In the event such statement is not delivered until after the commencement of the Escalation Year, Tenant shall continue to pay Tenant's Share based on the prior year's statement until the statement for the then-current Escalation Year is delivered, and when such statement is delivered, Tenant shall pay to Landlord the amount by which the monthly installments of Tenant's Share shown on such statement exceed the installments of Tenant's Share actually paid by Tenant for the expired months in the then-current Escalation Year within thirty (30) days after the rendering of such statement by Landlord, and from and after the delivery of such statement Tenant shall pay to Landlord in advance on the first day of each calendar month following the rendering of such statement the monthly installments provided for in such statement, such payments to continue until another statement is rendered.

         (d) Commencing with Landlord's statement delivered following the beginning of the second full Escalation Year occurring during the Term, Landlord shall also set forth (i) the actual amount of the Operating Expenses incurred during the preceding Escalation Year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share made during the preceding Escalation Year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall be paid to Tenant within thirty (30) days of delivery of Landlord's statement. Within thirty (30) days following receipt of Landlord's statement, Tenant may notify Landlord that it elects to audit Landlord's books and records in order to confirm the accuracy of such statement and Landlord shall make such books and records available for Tenant's review at Landlord's offices within thirty (30) days thereafter for such period of time as Tenant may reasonably require in order to complete its review. If the audit reveals a discrepancy and the parties are in agreement that an item of Operating Expenses was improperly included or excluded or that Tenant's Share was improperly calculated then Landlord or Tenant, as the case may be, shall either i) refund the appropriate amount within thirty (30) days of the date of such determination or ii) reconcile such amount against the next due monthly installment of Base Rental and/or Additional Rent.

         (e) For the Escalation Year in which the Term expires, Landlord shall prorate Tenant's Share based on the number of days of such Escalation Year falling within the Term. In any underpayment, Tenant shall promptly pay the full amount thereof to Landlord. If Tenant has overpaid, Landlord shall promptly reimburse Tenant the full amount of such overpayment.

         (f) If the Building is not fully occupied during any calendar year of the Term, including for purposes hereof the Base Year, the Operating Expenses and the Excess Expenses for purposes of this Paragraph 19 shall be determined as if the Building had been fully occupied during such calendar year (and fully assessed for real estate tax purposes). For the purposes of this Paragraph 19, "fully occupied" shall mean occupancy of 100% of the rentable area of the Building.

20. BROKERAGE DISCLOSURE. COLONIAL PROPERTIES SERVICES, INC. ("CPSI") HAS REPRESENTED LANDLORD IN THIS LEASE. CORPORATE REALTY ASSOCIATES, INC. HAS REPRESENTED TENANT IN THIS LEASE. EACH OF CPSI AND CORPORATE REALTY ASSOCIATES, INC. SHALL BE PAID A COMMISSION BY LANDLORD PURSUANT TO THE TERMS OF A SEPARATE AGREEMENT. Each of Landlord and Tenant shall indemnify the other from the claims of any other brokers making a claim through such party.

21. USE. The Premises shall be used for business office and related ancillary purposes and for no other purposes. The Premises shall not be used for any illegal purposes, nor in violation of any regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building. Tenant shall, at its own expense, promptly comply with any and all municipal, county, state and federal statutes, regulations and/or requirements applicable or relating to the use, occupancy or condition of the Premises. Landlord believes to the best of its knowledge, that as of the effective date hereof, the Building complies with applicable codes and ordinances in connection with Tenant's intended use.

22. TENANT'S ACCEPTANCE. Tenant acknowledges that it has been afforded an opportunity to inspect the Premises and accepts the Premises "as is" and as suited for Tenant's intended use thereof, subject only to the provisions of Paragraph 17. Landlord shall ensure that base Building mechanical, electrical and plumbing systems shall be in proper repair and good working order on the Commencement Date. Upon completion of the improvements contemplated by Paragraph 17, or occupancy of the Premises by Tenant, whichever first occurs, Tenant shall be deemed to have accepted any improvements made since the date hereof, subject only to items detailed on a punch list to be agreed upon by Landlord and Tenant prior to Tenant's occupancy of the Premises.

23.      ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not, whether by operation of law or otherwise, assign, transfer, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining in each instance Landlord's prior written consent, which consent Landlord shall not unreasonably withhold or delay. Any such assignment, sublease, transfer or hypothecation without Landlord's prior written consent shall be void and shall, at Landlord's option, constitute a default under this Lease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord's consent to any assignment, sublease, transfer or hypothecation, and in any event, Tenant shall remain primarily liable on this Lease for the entire Term hereof and shall in no way be released from the full and complete performance of all the terms, conditions, covenants and agreements contained herein.

         (b) If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment, and (iv) the proposed rental or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of twenty (20) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay rent hereunder as to such space, (2) to permit Tenant to assign or sublet such space, in which event if the proposed rental between Tenant and sublessee for the space affected is greater than the Base Rental as adjusted under this Lease applicable to the space affected, or if consideration other than rental is paid to Tenant by such assignee or sublessee with respect to the affected space, then fifty percent (50%) of such excess rental and other consideration, net of the reasonable costs of such assignment or subletting including but not limited to brokerage commissions and tenant improvement costs, shall be deemed additional rent owed by Tenant to Landlord under this Lease, and the amount of such excess shall be paid by Tenant to Landlord in the same manner that Tenant pays the Base Rental hereunder and in addition thereto, (3) to withhold consent to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises which consent will not be unreasonably withheld or delayed, or (4) to consent to Tenant assigning or subleasing such space, subject to Landlord's approval of the assignment or sublease document. Tenant agrees to reimburse Landlord in an amount of $500.00 for Landlord's attorneys' fees and costs incurred in connection with the processing and documentation of each request made pursuant to this Paragraph. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord, and, absent Landlord's written agreement to the contrary, all option rights of Tenant, and all lease rights of Tenant created pursuant to the exercise of any option rights, with respect to any space so assigned or subleased shall be extinguished.

         (c) The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord unless the resulting company from such merger or consolidation has a reputation as good or better than Tenant, has a net worth (in accordance with GAAP) as good or better than Tenant, continues to use the Premises as provided for herein and does not adversely affect the tenant mix that Landlord has in the Building where the Premises is located.

         (d) Provided Landlord is notified in writing by Tenant prior to any Assignment or Sublease, no consent of Landlord shall be required for an assignment or sublease to any parent, subsidiary, successor, affiliate or otherwise related company of Tenant (including without limitation, any entity of which Tenant or Tenant's parent owns at least a 25% interest), or which result from a consolidation or merger with Tenant and/or Tenant's parent organization, or which is the transferee of substantially all of Tenant's assets. Any assignees must have similar or greater financial strength as that of Tenant and must have a tenant profile and use of space appropriate to the Building. Said tenant profile shall include, but not be limited to, employee density, parking requirements and any other reasonable standards/uses found in comparable office buildings in Birmingham, Alabama.

24. HOLDING OVER. If Tenant remains in possession after the expiration of the Term, or the termination of this Lease without Landlord's consent, it shall be a tenant at sufferance only and there shall be no renewal hereof by operation of law. In such event, such occupancy shall be at an amount equal to one hundred fifty percent (150%) of the Base Rental in effect immediately prior to the expiration or termination of this Lease and shall otherwise be subject to all of the covenants and provisions of this Lease. Tenant shall be liable to Landlord for all damages incurred by Landlord as a result, in whole or in part, of Tenant's failure to deliver possession of the Premises to Landlord upon expiration or termination of the Term. Notwithstanding the above, in the event Tenant provides Landlord irrevocable written notice no later than six months prior to the expiration of the Term of this Lease, Tenant shall have the right to remain in the Premises for up to two months beyond the expiration of the Term upon the same Base Rental and Additional Rental then in effect immediately prior to the expiration of the Term. Said written notification shall specify the number of days (the "Specified Number of Days"), up to the equivalent of two months, that Tenant desires to remain in the Premises beyond the Lease expiration and Tenant shall be subject to the penalties set forth above in the event Tenant remains in possession beyond the Specified Number of Days.

25.      ALTERATIONS AND IMPROVEMENTS.

         (a) No alteration in, or addition to, the Premises will be made without first obtaining Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay, and any such work consented to, although paid for by Tenant, will be done by Landlord with Landlord reserving the right to charge Tenant a fee equal to five percent (5%) of the cost of the work for supervision of such alterations or additions. Notwithstanding the foregoing, Tenant may elect to perform such approved alteration or addition itself, so long as such alteration or addition does not affect the Building mechanical, electrical or plumbing systems and in such event shall not be charged a supervision fee.

         (b) All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the trade fixtures and movable office furniture of Tenant) made in or upon the Premises, shall be and remain Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease, with no compensation to Tenant. Landlord reserves the right to require Tenant to remove any such improvements or additions at the termination hereof or within fifteen (15) days thereafter. Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remove any improvements or additions unless Landlord expressly reserves the right to require such removal by written notice to Tenant at the same time Landlord consents to such improvement or addition. Landlord may, at its election, repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, alterations, improvements and installations, and all costs for such repairs shall be at Tenant's expense.

         (c) Notwithstanding the foregoing, Tenant shall be permitted to make cosmetic alterations, installations, additions or improvements to the interior of the Premises which are non-structural and which do not affect the mechanical or utility facilities or systems or materially impair the value of the Premises without first obtaining Landlord's written consent, provided Tenant gives Landlord notice of such alterations, installations, additions or improvements and Tenant's contractors and vendors follow Landlord's established procedures, rules and regulations for such alterations, installations, additions or improvements and do not disrupt the operations of other tenants in the Building. Notwithstanding anything contained herein to the contrary, Tenant may employ, without Landlord's verbal or written consent, contractors in connection with any services, provisions, installations, alterations or maintenance of or to Tenant's personal property such as but not limited to the installation and maintenance of its phone and data systems, computer systems, and its furniture, fixtures and equipment so long as Tenant's contractors and vendors follow Landlord's established procedures, rules and regulations for such services, provisions, alterations, installations or maintenance and do not disrupt the operations of other tenants in the Building.

26. REPAIRS TO THE PREMISES. Unless caused by Landlord or Landlord's employee, agent or party subject to Landlord's control or supervision, Landlord shall not be required to make any repairs or improvements to the Premises, except structural repairs necessary for safety and tenantability. Except as provided for in the preceding sentence, Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to windows, glass and plate glass, doors, interior walls and finish work, floors and floor coverings, and shall take good care of the Premises and its fixtures and permit no waste, except normal wear and tear with due consideration for the purpose for which the Premises are leased.

27. ENTRY BY LANDLORD. Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space.

28.      DEFAULT AND REMEDIES.

         (a) In addition to the circumstances hereinbefore set forth, the occurrence of any of the following shall constitute a default of this Lease by
Tenant: (i) the filing of any voluntary petition or similar pleading under any section or sections of any bankruptcy or insolvency act by or against Tenant or the institution of any voluntary or involuntary proceeding in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts as they mature and, in the case of an involuntary petition or proceeding, the petition or proceeding is not dismissed within forty-five (45) days from the date it is filed, or the making of an assignment for the benefit of its creditors by Tenant, or the appointment of a trustee or receiver for Tenant or for the major part of Tenant's property which appointment is not revoked within thirty (30) days; (ii) Tenant's failure to pay the monthly Base Rental, Additional Rent or any other sum due hereunder, if such nonpayment continues for five (5) or more business days after the date notice of such late payment is provided to Tenant;
(iii) Tenant's default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within twenty (20) days after written demand by Landlord that the default be cured provided, however, that if the default cannot reasonably be cured within such time period, then Tenant shall not be in default if Tenant commences to cure such default within such time period and thereafter diligently pursues the performance thereof to completion (unless the default involves a condition dangerous to person or property, or which will become worse if no immediate action is taken to cure such default, in which event such default shall be cured forthwith upon Landlord's demand); (iv) Tenant shall do or permit to be done anything that creates a lien upon the Premises or the Building if such lien is not removed within twenty (20) days after written notice thereof to Tenant. Landlord shall have no obligation to notify Tenant of any violations of this Lease, except monetary, on more than two (2) occasions during any Lease Year, and an event of default shall be deemed to have occurred hereunder in such circumstances without the necessity of any prior notice by Landlord or opportunity to cure by Tenant.

         (b) Upon the occurrence of any default by Tenant as aforesaid, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

                  (i) Landlord shall have the immediate right of reentry and may remove all property from the Premises to a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss, damage or damages which may be occasioned thereby;

                  (ii) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the expiration date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

                  (iii) Landlord may terminate this Lease as provided in subparagraph 28(b)(ii) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then present value (calculated at the rate of twelve percent (12%) interest per annum) of the excess, if any, of (A) the Base Rental (including without limitation, increases in Base Rental pursuant to Paragraph 11 hereof), Additional Rent, and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (B) the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, attorneys' fees and other costs relating to the reletting of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable;

                  (iv) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay Base Rental, Additional Rent and all other amounts due under this Lease and perform all of the covenants, conditions and agreements to be performed by Tenant provided in this Lease, make such alterations and repairs as necessary to relet the Premises, and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term of this Lease) at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees, and of costs of such alterations and repairs; third, to the payment of the Base Rental, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied against payments of future Base Rental, Additional Rent or other charges as the same may become due and payable hereunder. In no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including Base Rental, Additional Rent and all other charges; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including Base Rental, Additional Rent and all other charges, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         (c) All sums past due from Tenant under this Lease shall bear interest at fifteen percent (15%) per annum, but in no event in excess of the maximum lawful rate, from due date until paid in full.

         (d) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall, if paid by Landlord, be paid by Tenant to Landlord within fifteen
(15) days of Landlord's written demand therefor, together with interest at fifteen percent (15%) per annum, but in no event in excess of the maximum lawful rate, from the date of Landlord's payment thereof.

         (e) In the event of a default hereunder beyond applicable periods of notice and cure, Landlord may declare Tenant in default under any or all other agreements between Landlord and Tenant or any affiliate of Tenant, whether in effect now or following the date of this Lease.

29. LANDLORD'S SERVICES. Landlord shall render certain services and supplies in accordance with and as described in this Paragraph 29, as follows:
(i) Landlord shall cause the Premises to be cleaned between the hours of 6:00 PM and 11:00 PM five (5) nights weekly, excluding holidays, at least in accordance with the standards attached hereto as Exhibit "G". A day porter shall be provided to the Building five (5) days per week except for holidays; (ii) Landlord shall furnish electric current for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Tenant's usage of the electrical panels on any given floor shall not exceed Tenant's pro rata share (based on rentable square footage) of the panels' capacity. Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant shall not have access to any electrical closets in the Building; any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided, which shall not exceed the rate per kilowatt hour amount charged by Alabama Power Company, shall be paid within thirty (30) days of receipt of invoice by Tenant; (iii) Landlord shall furnish seasonable air conditioning and heating pursuant to applicable ASHREA standards during normal business hours (7:00 AM to 6:00 PM Monday through Friday and 8:00 AM until 1:00 PM Saturday), said heat or air conditioning not being furnished Sunday or holidays observed by Landlord. Holidays which are observed by Landlord are New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the following Friday, and Christmas Day. Said air conditioning and heating shall be based on the following criteria (based on a density of one person per two hundred rentable square feet and provided Tenant's electrical use does not exceed six (6) watts per square foot of consumed load); a) inside summer temperature of 72-76 degrees Fahrenheit when an outside temperature of not greater than 94 degrees Fahrenheit exists and
b) inside winter temperature of 70-74 degrees Fahrenheit when an outside temperature of not less than 32 degrees Fahrenheit exists. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same, but at

Tenant's expense. The cost of Tenant's use for HVAC service after the Hours of Operation shall be charged at Landlord's actual additional utility cost for providing such service with no depreciation charge or Landlord administrative fee and shall, in no event, exceed the rate per kilowatt hour billed by Alabama Power Company, which charge Tenant shall pay promptly upon being billed therefor. If Tenant installs equipment which in Landlord's opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord's approval, and Landlord shall install such system at Tenant's expense substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, installation, metering and consumption of electricity for supplemental air conditioning and to maintain such equipment at Tenant's expense, (iv) Standard passenger and freight elevator service when the Building is open and at least one passenger elevator when the Premises are closed. The elevator inspection certificate will be kept on file in the management office for the Building, (v) Hot and cold water to serve the Building during the hours when the Building is open as required for lavatory and drinking purposes and such other uses as are permitted pursuant to this Lease. Subject to Paragraphs 30 and 40 herein, in the event that there is a material interruption of a critical service (a "Critical Service") being provided by Landlord under this Lease and such Critical Service interruption is within Landlord's control to restore (Critical Service being specifically defined as electricity, water, elevator service or heating and air conditioning as further described in this Paragraph 29 above) and such Critical Service interruption results in Tenant's inability to reasonably access and/or use the Premises for Tenant's intended business operations and such condition continues for fifteen (15) days after written notice to Landlord of the same, then (beginning with the sixteenth day) Tenant's Base Rental shall be equitably abated for that portion of the Premises that Tenant is unable to use for Tenant's intended business operations until such Critical Service is restored to the Premises unless such Critical Service can not reasonably be restored within said fifteen (15) day period and Landlord has begun such restoration and restores said Critical Service within five (5) days after said fifteen (15) day period. Notwithstanding the above, if such material interruption of said Critical Service continues for a period in excess of five (5) months after written notice to Landlord from Tenant and as a result of such interruption, Tenant cannot reasonably access and/or use the Premises for Tenant's intended business operations, then Tenant may terminate this Lease upon 30 days written notice to Landlord and this Lease shall terminate at the end of said thirty (30) day period unless Landlord has restored said Critical Service within said thirty (30) day period.

30. DESTRUCTION OF PREMISES. Should the Premises be so damaged by fire or other cause that rebuilding or repairs cannot, in the reasonable opinion of Landlord's and Tenant's architect, be completed within one hundred eighty (180) days from the date of the fire, or other cause of damage, or should Landlord refuse to build or make such repairs because the cost exceeds available insurance proceeds, then either Landlord or Tenant may terminate this Lease by written notice to the other given within thirty (30) days of the date of such damage or destruction, in which event rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred eighty (180) days, Landlord covenants and agrees, subject to the provisions of this Paragraph 30, to make such repairs with reasonable promptness and dispatch and to allow Tenant an abatement in the rent for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected. Such repairs and restoration relating to Tenant's initial leasehold improvements or improvements otherwise made by or for Tenant shall be made at Tenant's expense in accordance with plans and specifications approved by Landlord and Tenant. Repairs and restoration to base Building improvements required by this Lease to be furnished by Landlord at its expense (other than Tenant's initial leasehold improvements) shall be made at Landlord's expense. In no event shall Landlord be required to repair or replace any trade fixtures, furniture, equipment or other property belonging to Tenant; nor shall Landlord have any obligation to incur any cost to repair, reconstruct or restore the Premises or the Building in excess of insurance proceeds from the casualty necessitating such work that are made available to Landlord, under its sole control, for such work. Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last twelve (12) months of the Term.

31.      CONDEMNATION OF PREMISES.

         (a) If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Rental thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rental as the rentable area of the Premises so taken bears to the entire Premises.

         (b) If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the sole right, at its option, to terminate this Lease and shall be entitled to the entire award as above provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

         (c) Nothing hereinbefore contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefor that does not in any way decrease or reduce Landlord's right to any compensation or damages from such condemnation.

         (d) If more than 25% of the Premises shall be taken or appropriated (or a smaller portion which includes a critical function of Tenant's business operation such as the computer room and Tenant's use of the Premises to conduct its normal business operations are materially and adversely affected) and Landlord does not elect to terminate this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord if the portion of the Premises remaining after such taking or appropriation is not reasonably suitable for the continued conduct of Tenant's business therein in substantially the same manner as such business was conducted immediately prior to such taking or appropriation.

32.      INSURANCE/INDEMNIFICATION.

         (a) Tenant shall carry special form/all risk insurance insuring Tenant's interest in the improvements and betterments to the Premises, including initial improvements installed by Landlord, and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained therein, in an amount equal to the full replacement cost thereof, subject to deductible amounts reasonably satisfactory to Landlord, plus business interruption insurance respecting Tenant's business conducted from the Premises in an amount reasonably satisfactory to Landlord. Tenant shall also procure and maintain throughout the Term a policy or policies of commercial general liability insurance, including contractual liability, insuring Tenant, Landlord, any manager of the Building, the asset manager of the Building, and any mortgagee which has an interest in or lien upon the Building, as additional insureds as their interest may appear, against any and all liabilities for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises at the direction of Tenant or Tenant's contractors, subcontractors, employees, agents, invitees or representatives, or arising out of the condition, use or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant or its agents, employees or licensees in the Premises, or other portions of the Building, Building site and adjacent parking areas in amounts not less than $3,000,000.00 with respect to any one casualty or occurrence and $1,000,000.00 with respect to property damage, including fire legal liability. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance. To the full extent permitted by law, Tenant waives all right of recovery against Landlord for, and agrees to release Landlord from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by Tenant.

         (b) All insurance policies procured and maintained by Tenant pursuant to this Paragraph 32 shall be carried with companies licensed to do business in the State of Alabama with a Best policyholder rating of not less than A-, and a Best financial size rating of not less than VIII, and shall be noncancelable and not subject to material change except after thirty (30) days written notice to Landlord and any designees of Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

         (c) Tenant shall have included in all policies of fire, extended coverage, business interruption and loss of rents insurance obtained by Tenant hereunder, a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by Tenant. To the full extent permitted by law, Tenant waives all right of recovery against Landlord for, and agrees to release Landlord from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by Tenant.

         (d) Tenant hereby indemnifies and holds Landlord and its agents and employees, harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord and its agents and employees, by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or Park or of any other person in or about the Building, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, invitees or employees of Tenant or from any accident or incident occurring within the Premises, however and by whomever caused, including, but not limited to Tenant's breach of its obligations and covenants under Paragraph 38 with respect to Hazardous Substances. Tenant further agrees to reimburse Landlord and its agents and employees for any costs or expenses, including, but not limited to, court costs and reasonable attorneys' fees, which Landlord and its agents and employees may incur in investigating, handling or litigating any such claim or any action by a governmental authority. Paragraph 32 (d) does not apply in cases of gross negligence or the willful misconduct of the Landlord and or its agents and or employees.

         (e) Unless due directly to the gross negligence or willful misconduct of the Tenant, it agents or employees, Landlord hereby indemnifies and holds Tenant and its agents and employees harmless from and against any injury, expense, damage, liability or claim, imposed on Tenant and its agents and employees, by any person whomsoever, whether due to uninsured damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or Park or of any other person in or about the Building, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Landlord, the agents, servants, invitees or employees of Landlord; however in no event shall such indemnification be greater than Landlord's interest in the Building. Landlord further agrees to reimburse Tenant and its agents and employees for any costs or expenses, including, but not limited to, court costs and reasonable attorneys' fees, which Tenant and its agents and employees may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

33. NOTICES. Every notice, demand or request hereunder shall be in writing and shall be deemed to have been properly given on the date delivered personally or by courier (including a nationally recognized overnight delivery service), with a signed receipt, or two (2) business days following deposit with the United States Postal Service (or any official successor thereto) designated certified mail, return receipt requested, bearing adequate postage and addressed as designated in Paragraph 1 of the Lease. The address so designated may be changed by thirty (30) days prior written notice from time to time.

34.      TRANSFER OF TENANT. INTENTIONALLY DELETED.

35. SUCCESSORS AND ASSIGNS: ATTORNMENT. The covenants, conditions and agreements herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion. Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into any such "attornment agreement," provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Premises.

36. SEVERABILITY. If any provision or provisions, or if any portion of any provision or provisions, in this Lease is or are ultimately determined by a court of law to be in violation of any local, state or federal law, or public policy, and if such court shall declare such portion, provision or provisions of this Lease to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Landlord and Tenant that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Lease shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of Landlord and Tenant under the remainder of this Lease shall continue in full force and effect.

37. SUBORDINATION; ESTOPPEL CERTIFICATES. Tenant agrees that this Lease is and shall remain subject and subordinate to all present and future mortgages or other security instruments, including all advances, amendments, modifications, renewals, consolidations and extensions thereof (the "SECURITY DEEDS") affecting the Building or the Premises. The terms of this provision shall be self-operative and no further instrument or subordination shall be required. Tenant, however, upon request of any party in interest shall, within twenty (20) days after written request, execute and deliver to such interested party such certificate or certificates in writing as may be requested, showing the subordination of the Lease to such Security Deeds. In addition, Tenant shall, within twenty (20) days after written request, at any time and from time to time execute, acknowledge and deliver to Landlord a written statement addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Building or any portion thereof, certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) that there are no defenses or offsets against the enforcement of the Lease (or stating those claimed by Tenant); (iv) the date to which any rents and other charges have been paid in advance, if any; and (v) such other matters as Landlord or such mortgagee, assignee or purchaser may reasonably request. Any such certificate or statement shall, at Landlord's request, be in recordable form and be recorded in the public records, and may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate or statement is addressed. Tenant's failure to execute such certificate or statement within twenty (20) days after written request shall constitute an immediate default by Tenant hereunder, without the requirement of any further notice, grace period or cure period unless Tenant delivers said certificate or statement to Landlord within ten (10) days after said twenty (20) day period expires. Notwithstanding anything to the contrary, this Lease shall not be subordinate to any Security Deeds unless the mortgagee or beneficiary thereof shall deliver to Tenant a non-disturbance agreement in recordable form agreeing that this Lease shall not be modified or terminated so long as Tenant is not in default under the terms of this Lease beyond any cure period following notice provided herein.

38. HAZARDOUS SUBSTANCES. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of in the Building or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment, and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances. For purposes of this Paragraph 38, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). The obligations of Tenant under this Article shall survive any expiration or termination of this Lease. Landlord believes to the best of its knowledge that as of the Commencement Date of the Lease, the Building is and shall be free of asbestos and shall be free of Hazardous Substances.

39. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever unless caused by the gross negligence or willful misconduct of the Landlord or its agents or employees.

40. FORCE MAJEURE. In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. Provided however, subject to the provisions of Paragraph 30 herein, in the event such force majeure results in Landlord's inability to provide services to Tenant as provided for in Paragraph 29 herein for a period in excess of one hundred twenty (120) days and the failure to provide such services materially and adversely effects Tenant's use of the Premises to conduct its normal business operations, then beginning on the one hundred and twenty first (121st) day, Tenant's Base Rental shall be equitably abated for that portion of the Premises that Tenant is unable to use for Tenant's intended business operations for the duration of such force majeure event. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Premises on or before the Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

41. SPECIAL STIPULATIONS. If the special stipulations, if any, set forth in the special stipulations attachment to this Lease (Exhibit "F") conflict with any of the foregoing provisions, the special stipulations shall control. Such special stipulations are expressly incorporated herein by this reference. Exhibits referenced in this Lease are a part of the Lease.

42. FINANCIAL STATEMENTS. Upon twenty (20) days written notice from Landlord and on no more than one occasion each Lease Year, Tenant shall provide Landlord with a current financial statement and financial statement from the year prior to the current financial statement year and such other financial information as Landlord may reasonably request. Such financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

43.      MISCELLANEOUS.

         (a) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale.

         (b) The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained.

         (c) This Lease sets forth all the covenants, promises, agreements, conditions and undertakings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions or undertakings other than as herein set forth.

         (d) Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments in Base Rental, Additional Rent, or any other charges provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made by Tenant at such time as notice is subsequently given.

         (e) The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease.

         (f) The laws of the State of Alabama shall govern the validity, performance and enforcement of this Lease.

         (g) In any law suit or court action between Landlord and Tenant arising out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

         (h) Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord nor any joint venturers of Landlord, nor any officer, director, partner, shareholder or agent of Landlord or any joint venturers of Landlord, shall have any personal liability whatsoever with respect to this Lease.

         (i) The rules and regulations (the "RULES AND REGULATIONS") attached as Exhibit "B" shall be and are hereby made a part of this Lease, and Tenant, its employees and agents, will perform and abide by said Rules and Regulations, and any reasonable amendments or additions to said Rules and Regulations made from time to time by Landlord.

         (j) If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

         (k) So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

         (l) The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

         (m) The submission of this Lease does not constitute an offer to lease and this Lease shall be effective only upon the due execution and delivery hereof by Landlord and Tenant.

44. LANDLORD DEFAULT AND TENANT'S SELF HELP RIGHTS. In addition to all of Tenant's other rights and remedies under this Lease, and notwithstanding anything to the contrary, in the event Landlord materially defaults in its obligations under this Lease to provide services or to repair and maintain the Building or the Premises and fails to cure or commence to diligently pursue curing such default hereunder within thirty (30) days of receipt of written notice of such default from Tenant and Landlord does not contest the claim of such default and Tenant is not in default under this Lease, then Tenant shall have the right to cure such default and to obtain reasonable reimbursement from Landlord of the cost of such cure, with interest thereon at the rate of twelve percent (12%) per annum or the highest rate allowed by law, whichever is less, until paid. The provisions of this Paragraph 44 are subject to Paragraphs 30 and 40 herein.

45. GUARANTY. Tenant's obligations under this Lease are guaranteed by the Guarantor pursuant to the Guaranty attached as Exhibit "H".

         IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, the day and year set forth below, effective as of the date first above written.

                                      TENANT: INFINITY INSURANCE COMPANY,
                                      A INDIANA CORPORATION



                                     By: /s/Roger Smith
                                         -------------------------------------
                                   Name: Roger Smith
                                         -------------------------------------
                                  Title: Chief Financial Officer
                                         -------------------------------------

                                         LANDLORD

                                         COLONIAL REALTY LIMITED PARTNERSHIP, A
                                         DELAWARE LIMITED PARTNERSHIP

                                     By: Colonial Properties Trust
                                    Its: General Partner

                                     By: /s/ Robert A. Jackson
                                         -------------------------------------
                                   Name: Robert A. Jackson
                                         -------------------------------------
                                  Title: Executive Vice President
                                         -------------------------------------

                                  EXHIBIT "A-1"

                                    PREMISES

                                  EXHIBIT "A-2"

                                    PREMISES

                                  EXHIBIT "A-3"

                                    PREMISES

                                  EXHIBIT "A-4"

                                    PREMISES

                                  EXHIBIT "B"
                             RULES AND REGULATIONS

1. Sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed by sign makers approved by Landlord. Landlord may, if Tenant violates this provision, remove same without any liability, and any expense incurred in such removal shall be payable by Tenant.

4. Water closets and other plumbing fixtures shall be used in a proper and safe manner. No sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by, through or under Tenant shall be borne by Tenant.

5. Tenant shall not deface the Premises or Building. Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is used, an interlining of builders deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material for such purpose is prohibited.

6. No bicycles, vehicles or animals (except seeing eye dogs) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be used by Tenant's employees and guests for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7. No portion of the Premises, Building or Park shall be used for manufacturing or distribution, or for the sale of merchandise, goods or property.

8. Tenant shall not make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them.

9. Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees, customers or guests, shall at any time put up or operate electrical heaters or bring or keep upon the Premises inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant. Tenant shall pay to Landlord the cost of any replacement keys.

11. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord determines for such activity from time to time. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates these Rules or the Lease.

12. Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without having obtained Landlord's express written approval thereof in each instance.

13. Landlord shall have the right to prohibit advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

15.      The Premises shall not be used for lodging or sleeping.

16. Landlord shall respond to Tenant service requests only after application at the management office for the Building. Landlord shall establish methods of application which may be changed from time to time upon written notice to Tenant but shall initially employ e-mail and telephone request procedures.

17. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

18. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

19. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, in a manner satisfactory to Landlord.

20. Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning the Premises.

21. No painting shall be done, nor shall any alterations be made, to any part of the common areas of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

22. Landlord will post on the Building directory up to Tenant's prorate share of signage at no charge. All additional names which Tenant shall desire put upon said directories must be first consented to by Landlord, and if so approved, a charge to Tenant will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

23. Landlord reserves all vending rights, and in no event shall any vending machines be visible from the exterior of the Premises. Request for such service will be made to Landlord which consent shall not be unreasonably withheld or delayed.

24. Parking facilities for the Building, if any, shall be used by vehicles that may occupy a standard parking area only. The use of such parking facilities shall be limited to normal business parking and shall not be used for overnight parking unless in reserved spaces.

25. Smoking shall only be permitted in such areas as Landlord may from time to time designate. Landlord shall designate an area or areas outside buildings in the Park as "Designated Smoking Areas." Landlord shall have the right to change such Designated Smoking Areas and to enact reasonable future rules and regulations concerning smoking in such Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's regulation of smoking and to enforce compliance against its employees, agents, invitees (to the extent reasonably possible) and other persons under the control and supervision of Tenant on Premises or the Park. Any violation of this provision shall, in addition and without limiting Landlord's other rights and remedies, entitle Landlord to assess a monetary fine against Tenant for each violation of this Rule in the amount of $25.00 for the first violation, $50.00 for the second violation, and $100.00 for each subsequent violation. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form.

26. Landlord reserves the right to make reasonable modifications of or delete any of the foregoing Rules and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and Property, and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules by other tenants. Landlord will provide written notification to Tenant of any modifications to the Rules and Regulations.

                                  EXHIBIT "C"
                               OPERATING EXPENSES

         "Operating Expenses" shall mean the operating costs and expenses attributable to Landlord's Property, as hereinafter defined, and delineated as follows:

         1. Costs and expenses paid or incurred by Landlord for the maintenance and repair of the Building, its grounds, and parking areas and facilities (hereinafter called "LANDLORD'S PROPERTY") and the personal property used in connection therewith, including but not limited to (i) the heating, ventilating and air-conditioning equipment, (ii) plumbing, electrical and mechanical systems and equipment, (iii) light bulbs and broken glass, including replacement thereof, (iv) all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of Landlord's Property, and (v) elevators and escalators;

         2. Cost of all maintenance and service agreements for Landlord's property and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

         3. Utility costs and expenses including, but not limited to, those for electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal, heating and air conditioning;

         4. Costs and expenses of redecorating, painting and carpeting the common areas;

         5. Costs of all repairs, alterations, additions, changes, replacements and other items required by any law or governmental regulation, or by any insurance carrier, imposed or arising out of an interpretation made or issued after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures, provided that such costs will be amortized by Landlord over their useful life;

         6. Costs of wages and salaries of all persons engaged in the operation, maintenance, repair and security of Landlord's Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, costs of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense, costs of uniforms, and all other costs or expenses that Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair and security of Landlord's Property;

         7. Legal and accounting expenses incurred by Landlord in connection with the management, maintenance, operation and repair of Landlord's property, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;

         8. Amortization, with interest, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of reducing Operating Expenses (so long as Operating Expenses are actually reduced), promoting safety, or complying with governmental requirements;

         9. Landlord's insurance costs and expenses for all types of insurance carried by Landlord applicable to Landlord's Property;

         10.      Security service costs and expenses;

         11. Management fees and expenses, not to exceed four percent (4%) of gross revenues;

         12. Taxes, which shall mean (i) personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with Landlord's Property for the operation thereof, and (ii) real estate taxes, assessments, community improvement district taxes and fees, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against Landlord's Property, any other improvements hereinafter constructed on Landlord's Property, or the rents derived from Landlord's Property and such other improvements (in case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Operating Expenses for that year);

         13. The Building's pro rata share of expenses incurred for the operation and maintenance of, and taxes and assessments assessed against, the common areas of Landlord's Property and the Park, or any portion thereof;

         14. Such other expenses paid by Landlord, from time to time, in connection with the operation and maintenance of Landlord's Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to Landlord's Property;

         15. The cost of conducting air quality audits, and any costs incurred arising out of or in connection with any recommendations made in any such audits;

         16. The reasonable cost of operating the management office for the Building (and if such management office also serves any other building, such costs shall be allocated among such buildings on a per square foot basis), including the cost of office supplies, bulletins, or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (and reasonable financing charges) of the cost of capital investment equipment, and rent; and

         17. The cost of any bus shuttle or other transportation system or equipment operated for the benefit of users of the Park.

         Tenant acknowledges that the Building is part of a development, which will or may include other improvements and that certain of the cost of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two (2) or more of the improvements in the development (including the Building). The termination of such cost and their allocation shall be made by Landlord in its sole but reasonable discretion. Accordingly, the term "Operating Expenses" as used in this Lease shall, from time to time, include some cost, expenses and taxes enumerated above which were incurred with respect to other improvements in the development but which were allocated to and shared by the Building in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its right to use other portions of the development of which the Building is a part are those available to the general public and that this Lease does not grant Tenant additional rights of use.

The following shall be excluded from Operating Expenses:

         (1) costs attributable to seeking and obtaining new tenants or retaining existing tenants, such as advertising, brokerage commissions, architectural, engineering, attorney's fees, renovations and improvements;

         (2) costs, attorneys' and accountants' fees, disbursements and expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants and similar costs and expenses incurred in connection with negotiations or disputes with consultants, management agents, purchasers or mortgagees of the Building;

         (3) costs that are reimbursable to Landlord by tenants as a result of provisions contained in their specific leases, such as excessive use of utilities;

         (4)      amortization of debt;

         (5) costs incurred due to violations by Landlord of any of the terms and conditions of any leases in the Building;

         (6) interest or other finance charges on any mortgages or deeds of trust of Landlord and rental under any ground or underlying lease;

         (7) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

         (8) all items and services for which tenants or other parties reimburse Landlord or pay third persons or which Landlord provides selectively to one or more tenants without reimbursement or for which Landlord is entitled to reimbursement;

         (9)      advertising expenditures;

         (10) repairs and other work occasioned by fire, windstorm or other casualty to the extent Landlord is reimbursed by insurance proceeds;

         (11) costs incurred in operating and maintaining the parking facilities if Landlord charges for parking except for the covered reserved parking described in Exhibit F, 1.05;

         (12) any costs, fines or penalties incurred due to intentional violations by Landlord of any governmental rule or authority;

         (13) costs of obtaining, installing, repairing and maintaining sculpture, paintings or other objects of art in the Building;

         (14) wages, salaries or other compensation paid to any corporate executive employees of Landlord;

         (15) the costs of correcting any code violations that occurred prior to the commencement of the term and costs incurred to comply with handicap, life, fire and safety codes in effect prior to the commencement of the term;

         (16) costs attributable to repairing or replacing items to the extent they are covered by warranties;

         (17) repairs and maintenance performed for another tenant in the Building for which Landlord is reimbursed directly by that tenant;

         (18)     penalties for late payment of real estate taxes;

         (19) costs of construction of improvements or repairs charged to specific tenants or other occupants of the Building to the extent Landlord is reimbursed by insurance or condemnation proceeds;

         (20)     costs of bad debts, rent delinquencies or reserves for same;

         (21) costs of abatement of Hazardous Substances including all demolition and restoration necessitated by removal and fines and penalties imposed by reason of their existence;

         (22) net income, franchise, capital stock, estate, inheritance, transfer, succession and gift taxes imposed as a result of a change in ownership of Landlord's Property;

         (23) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of Landlord's Property, including brokerage commissions, attorneys' fees and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges;

         (24) costs incurred by Landlord for organization expenses and accounting fees relating to Landlord's general corporate overhead;

         (25) costs of repairing, replacing or otherwise correcting latent defects, including, but not limited to, design and/or construction defects (but not the costs of repair for normal wear and tear) in the construction of the Building;

         (26)     costs of any repair to any structural element of the Building;

         (27) costs of any repair made by Landlord pursuant to or as a result of condemnation;

         (28) allowances and other costs and expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space (excluding Building common areas) for tenants or prospective tenants or other occupants of the Building;

         (29) costs or expenses relating to another tenant's or occupant's space which were incurred in rendering any service to such tenant in excess of Building standard services;

         (30) costs of repairs, restorations, replacements or other work occasioned by the gross negligence or intentional tort of Landlord, its agents or employees;

         (31) costs of any political or charitable donations or contributions;

         (32) costs and expenses attributable to the initial construction of the Building, including the initial tools, supplies, equipment and materials necessary to initially make the Building operational;

         (33) costs of repairing the roof to the Building to the extent the same would have been covered under a warranty which a reasonably prudent developer of a first-class office building in the vicinity of the Building would have obtained;

         (34) costs and expenses associated with the creation and operation of the entity which constitutes Landlord;

         (35) except as provided above, costs for capital improvements and repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds and deductions for depreciation and obsolescence;

         (36) costs of insurance coverage not customarily carried by institutional landlords of similar stature as Landlord in comparable buildings in the area in which the Building is located;

         (37) costs of installing any specialty service such as a restaurant or athletic or recreation facility and

         (38) insurance premiums to the extent of any premium refunds made by an insurance carrier in connection with any premium overpayment for the Building

In determining the amount of property taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law.

Notwithstanding anything in this lease to the contrary, it is agreed that in the event the property covered by real estate tax bills included in operating expenses is not fully assessed as a completed project for purposes of calculating the taxes in the operating expenses, a reasonable and equitable adjustment shall be made by Landlord in computing the operating expenses so that the increase or decrease in operating expenses for any comparison year shall be adjusted to the amount of increase or decrease that would have resulted had such property been fully assessed as a completed project for purposes of calculating the taxes included in operating expenses."

                                 EXHIBIT "D"

                               WORK AGREEMENT


         1. TENANT'S PLANS. Not later than the 1ST DAY OF JUNE, 2004, Tenant shall furnish to Landlord plans, drawings and specifications (collectively "Tenant's Plans") for leasehold improvement work (the "Work") which Tenant desires to be made to the Premises in sufficient detail to enable to Landlord's architects and engineers to prepare the "Working Drawings" (hereinafter defined) together with such additional information as is reasonably necessary to enable Landlord to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. The Work and Tenant's Plans shall be subject to Landlord's approval, which will not be unreasonably withheld. Approval by Landlord of the Work and Tenant's plans shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.

         2. WORKING DRAWINGS. Landlord shall prepare final working drawings and specifications for the Work based upon and consistent with Tenant's Plans referred to above.

         3. PERFORMANCE OF THE WORK. Except as otherwise provided herein, Landlord shall perform the Work shown on the Working Drawings. The Work shall be performed by Landlord at Tenant's sole expense subject to the Tenant Improvement Allowance set forth in Paragraph 8. Tenant shall also pay any additional expenses, which along with the cost of the Work exceed the Tenant Improvement Allowance described herein below, incurred by Landlord in connection with the installation, which result from any special work, materials, finishes, or installations required by Tenant or from any delays in the Work caused by Tenant.

         Furthermore, all work performed by Landlord shall be subject to and in accordance with all county and city building and/or fire department codes and ordinances. Any required alterations performed to meet said code and ordinances shall be performed by Landlord and shall be included as Tenant's Work.

         4. PAYMENT. Prior to commencing the performance of the Work, Landlord will submit to Tenant a written statement of the cost of that portion of the Work to be paid for by Tenant as above described. Within seven (7) business days after submission of such statement of cost, Tenant shall execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with that portion of the Work to be paid for by Tenant. Tenant shall pay to Landlord 50% of the amount set forth in Landlord's statement within ten
(10) business days of Tenant's receipt of invoice and the balance of the amount set forth in Landlord's statement shall be paid within ten (10) business days after substantial completion of the Work. No work shall be commenced until Tenant has fully complied with the requirements of this Paragraph.

         5. SUBSTANTIAL COMPLETION. Landlord shall cause the Work to be "substantially completed" on or before the commencement date stated in Paragraph 9 of the Lease, subject to delays attributable to any cause described in the Lease and delays attributable to Tenant. The Work shall be considered "substantially completed" for all purposes under this Work Agreement and the Lease if and when Landlord issues a written certificate to Tenant, certifying that the Work has been completed (except for minor finish-out and "punchlist" items) in substantial compliance with the Working Drawings and the issuance of a certificate of occupancy by the applicable governmental authority. If the Work is not substantially completed on the date stated in Paragraph 9 of the Lease by reason of any delay (other than a delay specified in Paragraph 6 below), this Lease shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in occupancy, the date stated in Paragraph 9 of the Lease shall be extended (subject to Paragraph 6 below) to the date on which the Work is substantially completed and the Expiration Date shall be extended by a like number of days.

         6. TENANT DELAYS. There shall be no extension of the date in Paragraph 9 of the Summary of Lease Terms (as permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said date by reason of any delay attributable to Tenant, including without limitation:

                  (i) the failure of Tenant to furnish Tenant's Plans or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

                  (ii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

                  (iii) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards;

                  (iv) changes requested by Tenant in the Working Drawings either during the preparation or subsequent to the completion of same;

                  (v) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

                  (vi) any other act or omission of Tenant that causes a delay in the substantial completion of the Work.


         7. TENANT'S ACCESS. Landlord grants to Tenant and Tenant's agents a license to enter the Premises prior to the date that the Work is substantially completed so that Tenant may perform other work required by Tenant to make the Premises ready for Tenant's initial use and occupancy. It shall be a condition precedent to the right to exercise such license that Tenant give to Landlord not less than five (5) days' prior written notice of its intention to enter the Premises and that such access will not interfere with the performance of the Work. Such early access shall be subject to scheduling by Landlord. Tenant's agents, contractors, workmen, mechanics, and suppliers shall work in harmony and not interfere with Landlord and Landlord's agents in the performance of the Work in the Premises, Landlord's work in other premises and in the Common Areas, or the general operation of the Building or the Property. If at any time such entry shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may withdraw such license upon notice to Tenant. Any such entry into the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss, or damage which may occur to any of Tenant's work or installations made in the Demised Premises or to property placed therein prior to the Commencement Date and Tenant shall bear the risk of all such injury, loss or damage. Tenant shall pay for any damage to the Premises or Building, or to any portion of the Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event the performance of any work by Tenant, its agents, employees or contractors results in Landlord incurring costs (including without limitation costs for the use or movement of labor or material) in excess of the customary costs incurred by Landlord therefor under normal operation and Tenant "move-in" procedures established for the Property by Landlord, Tenant shall reimburse Landlord for such excess costs.

         8. TENANT IMPROVEMENT ALLOWANCE. Tenant shall pay any cost created by changes made by Tenant after Tenant's Plans have been approved by both Landlord and Tenant and such cost may be funded from the Tenant Improvement Allowance. After completion of the improvements (construction of which Landlord will monitor and control) Tenant shall pay within twenty (20) business days of Tenant's receipt of invoice for any cost overages resulting from changes made by Tenant in approved Tenant's Plans. Landlord will provide a Tenant Improvement Allowance of $28.00 per rentable square foot of the Premises toward the completion of the Work shown in Tenant's Plans including any space planning and engineering costs, data and voice cabling costs and systems furniture (such systems furniture shall not exceed a cost of $4.00 per rentable square foot of the Premises). Any unused allowance may be utilized by Tenant during the Term for additional leasehold improvements to the Premises and/or up to $5.00 per rentable square foot of any unused allowance may be converted, at Tenant's request, to an equivalent amount of free rent to be applied against Base Rental as it becomes due pursuant to Paragraph 18(a) of this Lease. In the event Tenant elects to convert up to $5.00 per rentable square foot of any unused allowance into free rent as provided for above, then the Tenant Improvement Allowance set forth herein shall be reduced by an equivalent amount. In the event any portion of the Tenant Improvement Allowance remains unused after the completion of the Work, Landlord and Tenant agree to amend the Lease to specify the manner in which Tenant desires to utilize the unused portion of the allowance in accordance with the options set forth in this Paragraph 8.

         9. SPACE DESIGN. Any architectural and engineering costs incurred in order to implement construction of Tenant's premises per Tenant's Plans, as approved by both Landlord and Tenant, shall be paid for by Tenant. Space design may be paid from Tenant Improvement Allowance.

         10. CONSTRUCTION. The Working Drawings shall be bid to a minimum of three general contractors who shall be mutually agreed to by Landlord and Tenant and Landlord and Tenant shall mutually agree on the successful bidder. Landlord will enter a construction contract with the successful contractor for the completion of the Work. Landlord shall provide a weekly construction status, including an accounting of all costs associated with the Work, to Tenant. Landlord shall charge a two percent (2%) construction management fee against the actual hard construction costs (such fee shall not exceed 2% of the Tenant Improvement Allowance set forth in Paragraph 8 above).

                                   EXHIBIT "E"

                   RENT COMMENCEMENT DATE AND EXPIRATION DATE

         RE: Lease dated as of ________day of August 2003, by and between COLONIAL REALTY LIMITED PARTNERSHIP, as Landlord, and INFINITY INSURANCE COMPANY, a Indiana Corporation, as Tenant.

1. The Commencement Date is the first day of April 2005, and the expiration date of the Term is the last day of March 2016, subject however to the terms and provisions of the Lease.

2. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.






                                   "TENANT":    INFINITY INSURANCE COMPANY, a
                                                Indiana Corporation

                                   BY:
                                                --------------------------------

                                   TITLE:
                                                --------------------------------

                                   DATE:

                                   "LANDLORD":

                                   COLONIAL REALTY LIMITED PARTNERSHIP

                                   BY:
                                                --------------------------------
                                                Robert A. Jackson
                                   TITLE:       Executive Vice President
                                                --------------------------------

                                   DATE:
                                                --------------------------------

                                   EXHIBIT "F"

                              SPECIAL STIPULATIONS

         If the Special Stipulations set forth in this Exhibit "F" conflict with any of the provisions of the foregoing Lease, the Special Stipulations shall control.

1.01 CAP ON CONTROLLABLE OPERATING EXPENSES. For purposes of calculating Tenant's Additional Rental pursuant to Paragraph 19 of the Lease, Landlord and Tenant hereby agree that, commencing with the first full calendar year of the Lease Term, Operating Expenses (except for Uncontrollable Costs, as hereinafter defined) shall be deemed not to increase by more than four and one-half percent (4 1/2%) herein referred to as the "Operating Expense Cap" from one calendar year to the next calendar year, regardless of any actual increases in Operating Expenses; provided, however, in the event that in any calendar year any such increase in Operating Expenses is in fact greater than the Operating Expense Cap (any such increase in excess of the Operating Expense Cap being hereinafter collectively referred to as the "Carryover Percentage"), Landlord shall have the right to add all of the Carryover Percentage (or such portion thereof as will not produce a total increase in Operating Expenses in excess of the Operating Expense
         Cap) to the increases in Operating Expenses occurring over any of the following years of the Lease Term in which such increases in Operating Expenses are less than the Operating Expense Cap, on a cumulative basis until all such Carryover Percentages have been used to increase Operating Expenses for purposes of calculating Tenant's Additional Rental payable pursuant to Paragraph 19 of the Lease. For example, if the actual increase in Operating Expenses during the second calendar year of the Lease Term is ten percent (10%) and if, for purposes of this example, the Operating Expense Cap is eight percent (8%) (thus creating a Carryover Percentage of two percent (2%), which may be carried forward to future years by Landlord), and if in the third calendar year of the Lease Term the actual increase in the Operating Expenses is six percent (6%), then during the third calendar year of the Lease Term Operating Expenses shall be deemed to increase by eight percent (8%), such eight percent (8%) increase arising from adding the six percent (6%) increase in Operating Expenses which occurred in the third calendar year to the two percent (2%) Carryover Percentage from the second calendar year. The foregoing provisions of this Section notwithstanding, Taxes, all utility costs and expenses, including, without limitation, those for electricity and other fuels and forms of power or energy, water charges, sewer and waste disposal, and the cost of all casualty, liability and other insurance applicable to the Project and Landlord's personal property used in connection with the Project (all of the foregoing are herein collectively referred to as "Uncontrollable Costs") shall not be subject to any limitation or cap, and, accordingly, the total dollar increase in Operating Expenses, and Tenant's Additional Rental payable pursuant to Paragraph 19 of the Lease, for any and each calendar year during the Lease Term shall be calculated without any limitation or cap on Uncontrollable Costs.

1.02 CONTRACTION OPTION. Tenant shall have two (2) options to reduce the Premises, one (1) as of the end of the sixtieth (60th) month of the initial Term of the Lease, (the "First Contraction Date"); and one (1) as of the end of the ninety-sixth (96th) month of the initial Term of the Lease, (the "Second Contraction Date") as further described herein below. Such "Contraction Options" shall be strictly contingent upon and subject to the following terms and conditions:

         (a) Tenant shall not be in default in the performance of any of the terms, covenants or conditions of the Lease.

         (b) Tenant must provide written notification to Landlord of its desire to exercise the Contraction Option a minimum of twelve
                  (12) months prior to the respective Contraction Date (the "Contraction Notice").

         (c) In each instance, the area of contraction shall be contiguous and shall be located in a mutually acceptable floor in the Building and in a mutually acceptable configuration.

         (d) Within thirty (30) days of Tenant's Contraction Notice to Landlord, Tenant shall reimburse Landlord an amount equal to the unamortized balance, as of the Contraction Date, of the Landlord's initial capital cost associated with the Lease, including the Tenant Improvement Allowance and Real

                  Estate Commissions paid in connection with this Lease plus three (3) months base rental that would apply to the sixth year of the Lease Term. The unamortized balance shall be computed based upon an interest rate of 10% and shall be pro rated so as to reflect the actual area of the Premises associated with the contraction.

         (e) Tenant shall pay all reasonable costs associated with Tenant's contraction, as such relates to the costs associated with (i) any required demising wall costs, (ii) the cost, if any, to install a building standard common corridor; and (iii) HVAC adjustments, necessary to delineate the Contraction Area from Tenant's reduced Premises.

         (f) The Contraction Dates and size of the Contraction Options are as follows:

         First Contraction Date - March 31, 2010

                  Tenant shall have a Contraction Option to reduce the rentable square footage of the Premises by up to a maximum of ten percent (10%) of the total Premises then under the Lease.

         Second Contraction Date - March 31, 2013

                  Tenant shall have a Contraction Option to reduce the rentable square footage of the Premises by up to a maximum of ten percent (10%) of the total Premises then under the Lease. Provided, however, if Tenant does not exercise its right to contract on the First Contraction Date, then Tenant's Contraction Option on the Second Contraction Date shall be increased to a maximum of fifteen percent (15%) of the total Premises then under the Lease.

1.03     FIRST RIGHT OF REFUSAL.

         a. Right of Tenant. Provided that Tenant is not then in default under the terms of this Lease, Tenant shall have an ongoing and continuous first right of refusal ("Refusal Right") during the Term of this Lease to lease additional contiguous space which may be or may become available for lease in the Building (the "Refusal Space").

         b. Commencement of Right. Landlord hereby covenants and agrees with Tenant that during the Term of the Lease (i) Landlord shall provide Tenant with written notice ("Landlord's Notice") at any time that Landlord intends to lease the Refusal Space to any bona-fide third party tenant, except in the event that such leasing of the Refusal Space is in connection with any tenant of the Building's exercise of any option in its lease to expand its premises or renew the term of its lease, in which case Tenant's Refusal Right shall not apply. Such Landlord's Notice shall contain all material business terms on which Landlord has agreed to lease the First Refusal Space in question and (ii) Landlord shall not lease said Refusal Space to anyone other than Tenant without first providing Tenant the opportunity to lease the Refusal Space specified in Landlord's Notice upon the same terms and conditions specified in the Landlord's Notice.

         c. Exercise of Right. Tenant shall have seven (7) business days after Landlord's delivery of Landlord's Notice to notify Landlord of Tenant's agreement to lease the Refusal Space on the terms set forth in the Landlord's Notice. Tenant shall exercise the Refusal Right, if at all, as to all of the Refusal Space described in the Landlord's Notice. If Tenant does not notify Landlord within the applicable period that Tenant desires to Lease the Refusal Space on the terms set forth in the Landlord's Notice, Landlord shall have the right to lease the Refusal Space on the terms specified in Landlord's Notice to bona-fide third party tenants other than Tenant. If the terms set forth in Landlord's Notice provide for an expiration date beyond the expiration of this Lease Term, Tenant shall have the right to exercise its Refusal Right with respect to such space with an expiration date which coincides with the expiration of the Lease Term, provided however, that in such event any Landlord allowances shall be pro rated appropriately (the "Reduced Term Refusal Right"). Notwithstanding the above, Tenant shall not have said Reduced Term Refusal Right if Landlord's Notice is delivered during the last three (3) years of the Lease Term.

         d. Amendment to Lease. Landlord and Tenant hereby agree to promptly execute an amendment to this

                  Lease ("Lease Amendment") as soon as reasonably possible after Tenant's exercise of any Right for Refusal Space. The Lease Amendment shall specify, among other things, the Rent, date of occupancy and square footage of the Refusal Space taken in connection with Tenant's exercise of Tenant's Refusal Right.

1.04     RENEWAL OPTION.

         (a) As long as Tenant is not in default in the performance of its covenants under this Lease, Landlord shall grant Tenant two (2) options to renew (the "Renewal Options") the term of this Lease for two (2) periods of five (5) years each (the "Renewal Terms"). Tenant shall exercise the first Renewal Option by delivering written notice of such election to Landlord at least eighteen (18) months prior to the expiration of the initial term of this Lease and shall exercise the second Renewal Option by delivering written notice of such election to Landlord at least eighteen (18) months prior to the expiration of the first Renewal Term. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rental Rate during the Renewal Term shall be calculated based on the prevailing Market Base Rental Rate (as hereinafter defined) at the time the Renewal Term commences, (ii) Tenant shall not have the right to assign its renewal rights to any sublessee of the Premises or any portion thereof or to any assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such renewal rights (unless otherwise agreed to by Landlord and Tenant), (iii) the leasehold improvements to be provided by the Landlord shall be consistent with the prevailing market allowance for comparable renewals in the Birmingham area. Within thirty (30) days after Landlord's receipt of Tenant's written notice of its intent to exercise its first or second Renewal Option in accordance with the above, Landlord shall provide Tenant a written proposal of terms and conditions including the Market Base Rental Rate for the Renewal Term applicable to Tenant's notice. Landlord and Tenant shall then have sixty (60) days during which to mutually agree on terms and conditions for the applicable Renewal Term. If Landlord and Tenant have not agreed on terms and conditions for said Renewal Option within ninety (90) days after Tenant's notice to Landlord exercising its Renewal Option, then said Renewal Option(s) shall become null and void and of no further force or effect unless the parties mutually agree to continue good faith negotiations to reach mutual agreement on terms and conditions for said Renewal Term. Notwithstanding the foregoing, Tenant shall have no right to exercise such options to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect upon the date of the exercise of the Renewal Option(s) and upon the date of the expiration of the respective term, and (B) on the date of the exercise of the Renewal Options and on the date of the expiration of the respective term there shall exist no current default on the part of Tenant under this Lease. If Tenant shall fail to exercise the Renewal Option(s) within the time permitted or conditions (A) and (B) set forth above are not entirely satisfied, the Renewal Option(s) shall automatically terminate. If Tenant shall remain in possession of the Premises after the expiration of the original term, without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

         (b) Whenever used in this Renewal Option, the term "Market Base Rental Rate" shall mean the annual amount per rentable square foot that Landlord is then quoting as base rent to existing third party tenants who are renewing leases within the Building, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, the definition of Rentable Floor Area, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions [such as abatements or lease assumptions], the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, etc.). It is agreed that written offers to lease comparable space located elsewhere in the Building or in comparable buildings in the Highway 280 submarket may be used by Landlord as an indication of Market Base Rental Rate.


1.05 PARKING. Landlord shall designate and make available unassigned parking on a non-exclusive basis, at a ratio of 5 spaces per 1,000 rentable square feet of the Premises ("Tenant's Parking Ratio"). Such parking shall be provided without additional, out of pocket charge due from Tenant in the areas set forth on Exhibit I. Said areas for Tenant's parking are identified on Exhibit I as Area "A", Area "B" and Area "C". Tenant's

         Parking Ratio shall be allocated in each parking area as follows; Area A allocation shall be 3.8 spaces per 1,000 rentable square feet of the Premises, Area B shall be .6 spaces per 1,000 rentable square feet of the Premises and Area C shall be .6 spaces per 1,000 rentable square feet of the Premises (collectively the "Parking Ratio Allocation") for a total of 5 spaces per 1,000 rentable square feet of the Premises. Landlord shall have the right but not the obligation to construct, at Landlord's sole cost, additional parking spaces and increase Tenant's Parking Ratio Allocation in Area A and reduce Tenant's Parking Ratio Allocation in Area B and or Area C. Landlord, at Landlord's discretion, shall be entitled to establish a reasonable system for designating and ensuring that Tenant's employees park their vehicles in the parking areas in accordance with the Parking Ratio Allocation and Tenant agrees to use good faith efforts to comply with said system.

         Included in Tenant's Parking Ratio, Tenant shall have a license to utilize twenty-five (25) covered and reserved parking spaces in an area of Building parking lot Area A to be identified by Landlord. Landlord shall construct said spaces, at Landlord's cost, and make such spaces available on the Commencement Date of the Lease. Tenant's rights to such spaces shall be in accordance with the terms and conditions of the License Agreement for Covered Parking attached hereto as Exhibit "J". Landlord may relocate such spaces from time to time during the Term within such areas so long as the substituted spaces are not further from the Building entrance used by Tenant's employees than the furthest of the prior spaces. The cost of each covered parking space shall be $50.00 per month increasing three percent (3%) per year beginning in the second Lease Year. The total cost for the leased parking will be charged directly to Tenant's office at the Premises for payment.

1.06 SIGNAGE. Landlord shall permit Tenant to install building standard signage to be placed on or adjacent to the entry door of the Premises and standard building directory signage which shall be located in the Lobby of the Building. Additionally, Landlord shall permit Tenant to place signage graphics on one panel of a shared monument sign located adjacent to the Building entrance. Said monument signage graphics may consist of Tenant's standard logo and design. In addition, so long as Tenant is in occupancy of a minimum of 75,000 rentable square feet in the Building, Landlord shall permit Tenant to have exclusive top of building signage rights in one location. The cost to fabricate and install all such building signage shall be at Tenant's sole cost and may be funded from the Tenant Improvement Allowance. The size, location, design and installation of the exterior building signage shall be mutually agreed upon by Landlord and Tenant. Should Tenant's occupancy in the Building be reduced below 75,000 rentable square footage, then Tenant shall, at Tenant's cost, remove the exterior top of building signage and restore the building exterior to its prior condition.

1.07 AMERICANS WITH DISABILITIES ACT. If and to the extent Landlord is required to comply with the provisions of Title III of the Americans With Disabilities Act (the "ADA") with respect to the common areas of the Park, Landlord agrees that it will use reasonable efforts to comply in every material respect with the applicable provisions of the ADA concerning the common areas of the Park (excluding the Premises); provided, however, Landlord shall not be required to comply with the provisions of the ADA if and to the extent the requirement of compliance therewith arises from or extends to (a) the use or occupancy of the Park, or any portion thereof, by any lessee, tenant, sublessee, subtenant, licensee or occupant (including Tenant), or (b) any alteration, improvement, addition, remodeling or renovation made, or proposed to be made, to any space in the Park leased or available for lease (including the Premises). All costs, expenses and disbursements of every kind and nature in connection with the Landlord's obligations under this Section shall be included in Operating Expenses. Tenant hereby agrees that Tenant's sole remedy against Landlord for any claim that Landlord has breached its obligations under this Section shall be a suit for specific performance and Tenant hereby waives any claim against Landlord for damages, whether actual, consequential or otherwise.

1.08 BUILDING ACCESS AND SECURITY. Tenant shall have access to the Building and parking will be available to Tenant 24 hours per day seven days a week. Building access shall be limited at all times when the Building is not open during Building hours. Tenant shall have access to the Building after normal Building hours through a proximity card access system. Landlord shall provide a minimum of one uniformed courtesy patrol person on-site in the Park 24 hours per day seven days a week except during the hours of 7:00 am until 6:00 pm on weekdays. Additionally, Landlord shall permit the elevators to be programmed in order to limit access to selected floors in the Building which are fully leased by Tenant.

1.09 EXPANSION OR CONTRACTION OF PREMISES PRIOR TO THE COMMENCEMENT DATE. Tenant shall have the right to increase or decrease the size of the initial Premises by up to fifteen percent (15%) by giving Landlord written notice a minimum of twelve (12) months prior to the Commencement Date of this Lease (and Landlord and Tenant agree to promptly amend the Lease accordingly). Any expansion or contraction requested as provided for in this paragraph shall be on a mutually acceptable floor and configuration. An expansion exercised under this paragraph shall be upon the same terms and conditions set-forth in this Lease.

1.10 RECEPTION/SECURITY STATION. Tenant shall have the right to occupy, at no additional cost, the Reception/Security Station in the Lobby of the Building so long as Tenant's occupancy has a first class appearance and the personnel are willing to provide directions and information to visitors, etc., who may be visiting other tenants in the Building. Landlord may elect, but shall not be obligated to leave the monitoring equipment serving common areas of the Building in place. Landlord shall have the right to use said station after normal Building hours for use as a base of operations by Landlord's security personnel.

1.11 THIRD YEAR EXPANSION OPTION. On the third anniversary from the Commencement Date of this Lease, Tenant shall have a right to notify Landlord of its desire to expand the Premises by up to 15,000 square feet (the "Expansion Space"). Landlord will notify Tenant within 30 days of receiving notice from Tenant whether or not such space is available within the Building ("Landlord's Response"). Landlord's Response will identify if such space is available in the Building. If no such space is available within the Building, Landlord shall use its reasonable good faith efforts to identify space available in one of the other office buildings it owns in the Park consisting of 3800 Colonnade and 3500 Colonnade on the effective date of this Lease or a new office building if such is built and owned by Landlord after the Commencement Date hereof (the "Other Buildings"). If such Expansion Space is not then available, then Tenant's rights under this Exhibit F, 1.03 shall continue and shall be expanded, on a one time basis, to include up to 15,000 square feet of contiguous space that may become available in the Other Buildings.

         If Landlord's Response identifies available Expansion Space, Tenant shall then have ten (10) days in which to notify Landlord in writing exercising Tenant's right to lease the Expansion Space upon terms and conditions to be mutually agreed to by Landlord and Tenant. If Tenant exercises the right to lease the Expansion Space, said lease shall commence on the earlier to occur of thirty (30) days after delivery of possession of the Expansion Space to Tenant for the purpose of constructing improvements, or the date the Expansion Space is used by Tenant for the conduct of business, and shall continue for the duration of the Term of the Lease. The right to lease the Expansion Space shall, at Landlord's election, be null and void if Tenant is in default under the Lease at the date Landlord would otherwise notify Tenant of the availability of the Expansion Space or at any time thereafter and prior to commencement of the lease for the Expansion Space. Additionally, if Landlord and Tenant can not mutually agree on terms for the Expansion Space within 45 days after Tenant's notice to Landlord exercising this right, then this Expansion Option shall become null and void.

         The foregoing expansion right shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof unless only a portion thereof shall first become available (in which case, the foregoing expansion right shall apply to such portions of the Expansion Space, as the same become legally available to lease). If Tenant shall fail to exercise such expansion right, after notice by Landlord of the availability of the Expansion Space, as provided herein, such right shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of the Expansion Space to any other party, at any time, on any terms, in Landlord's sole discretion. The foregoing expansion right shall be subject to the existing tenants or occupants of the Expansion Space renewing their existing leases whether pursuant to options to extend previously granted or otherwise, and in all events is subject and subordinate to any existing rights of any other parties to lease the Expansion Space, if such existing rights have already been granted prior to the date of this Lease.

         If Tenant shall exercise the expansion right granted herein, Landlord does not guarantee that the Expansion Space will be available on the commencement date for the lease thereof, if the then existing occupants of the Expansion Space shall hold-over, or for any other reason beyond Landlord's reasonable control. In such event, rent with respect to the Expansion Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of such expansion right shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease or assignment, the expansion right herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the expansion right granted herein. Time is of the essence of this provision.

1.12 HVAC MAINTENANCE. In conjunction with the construction of the Work described in Exhibit D, Tenant desires to have installed supplemental HVAC in approximately 20,000 square feet of the Premises for use during and or after normal Building hours. After initial construction, Tenant may request that the Landlord provide ongoing maintenance for said supplemental HVAC units along with any existing supplemental HVAC units that may have been left in the premises by the prior tenant and re-used by Tenant (collectively, the "Units"). Tenant shall be responsible for any and all costs associated with the ongoing maintenance, repair and or replacement of the Units during the Lease and any extensions thereof. The cost of such maintenance, repair and replacement of said units shall be billed directly to Tenant. Landlord shall have maintenance personnel on call after normal Building hours to respond to Tenant's HVAC or other emergency service requests.

1.13 FURNITURE IN THE PREMISES. Provided Tenant gives Landlord written notice not less than thirty (30) days prior to the expiration of this Lease Term including any extensions thereof, Tenant shall have the first right to purchase any workstations and chairs placed or installed in the Premises as part of the Work performed by Landlord for their then determined fair market value, in which case Tenant shall remove the same from the Premises within ten (10) days of Lease expiration.

1.14 GENERATOR PAD. Landlord shall permit Tenant to utilize the generator location, or an alternate location identified by Landlord, at no charge, for the purpose of installing and maintaining an emergency generator.

1.15 AD VALOREM TAX ABATEMENT. In connection with this Lease, Tenant is planning to relocate its corporate headquarters to the Building and Tenant is currently in negotiations with the City of Birmingham, Jefferson County and the Industrial Development Board of the City of Birmingham for an ad valorem tax credit or abatement if such move is made (the "Tax Credit"). Should Tenant be able to negotiate the Tax Credit from such entity for such move which decreases the tax bill applicable to the Building, then upon such Tax Credit becoming effective and receipt by Landlord of such reduced tax notice for the Building, Landlord and Tenant agree that Tenant shall receive a savings equivalent to 65% of its pro rata share of said Tax Credit (the "Tenant Tax Credit") associated with the Building during the term such Tax Credit is in effect. Such Tenant Tax Credit shall be reflected as a reduction to the Base Year amount accompanied by an equivalent reduction to Tenant's Base Rental. The amount of said Tenant Tax Credit shall be derived by dividing the total annual amount of the Tax Credit by the total rentable square feet in the Building and multiplying that figure by 0.65. The resulting figure shall be subtracted from the Base Year amount and Tenant's Base Rental (both calculated on a per rentable square foot basis). For example, if the Tax Credit equals $100,000 each year and the total building rentable square footage is 150,000, then the calculation of Tenant's Tax Credit shall be as follows:
         $100,000/150,000 RSF = $.67/RSF, $.67/RSF x 65% = $.44/RSF. In this example, the Tenant's Tax Credit equals $.44/RSF and would result in a $.44/RSF reduction in Tenant's Base Rental rate during each year the Tax Credit is in effect accompanied by a $.44/RSF reduction in the Base Year amount for Operating Expenses under the Lease (for example, if the initial Base Rental rate is $18.00/RSF and the Base Year amount is $6.00/RSF then the Base Rental rate would be reduced to $17.56/RSF and the Base Year amount would be reduced to $5.56/RSF). It is expressly understood that such rent reduction in connection with said Tax Credit shall only be granted if such Tax Credit is actually realized by the Building. In the event such Tax Credit expires or is otherwise terminated, revoked or ceases to be granted (the "Tax Credit Expiration") prior to the expiration of the Lease, then the Base Year amount and Base Rental hereunder shall be increased, as of the Tax Credit Expiration, to the amounts that otherwise would have been in effect if no Tax Credit was granted. Notwithstanding the Tax Credit being in effect, Tenant shall continue to be responsible for its pro rata share of any subsequent tax increases applicable to the Building as provided for in the Lease. The parties agree that in the event such Building Tax Credit is granted, the Lease shall be amended as soon as reasonably possible to proportionately reflect the effect of such Tax Credit to Tenant's rent obligations under the Lease.

1.16 SALES AND USE TAXES. Landlord acknowledges that Tenant has applied for sales and use tax incentives or abatements from the City of Birmingham, Jefferson County and the Industrial Development Board of the City of Birmingham in connection with moving its headquarters to the Building in connection with this Lease. To the extent reasonably possible, Landlord shall cooperate with Tenant to assist Tenant in realizing economic benefit from the granting of such incentives only if such incentives are granted and in the event they may relate to or be realized through Landlord's participation in completing the Work described in Exhibit D of this Lease. Notwithstanding anything contained in this paragraph to the contrary, Landlord shall not be required to take any action which would cause Landlord to incur any cost or expense that would not otherwise be incurred by Landlord as a result of assisting or cooperating with Tenant's sales and or use tax incentive.

1.17 CONSTRUCTION OF BUILDING PARKING FACILITIES. Tenant has informed Landlord that it is seeking certain economic incentives from the City of Birmingham, Jefferson County and the Industrial Development Board of the City of Birmingham (the "Granting Authority") in connection with entering this Lease for funds to be provided by the granting authority to offset or reduce the funds that Landlord is required to expend to construct covered parking for Tenant's benefit outlined in Exhibit J herein (the "Covered Parking Funds") and funds to be provided by the granting authority to Landlord should Landlord elect to expend funds in order to increase Tenant's Parking Ratio Allocation in Area A as described in this Exhibit F, Paragraph 1.05 (the "Expansion Parking Funds"). In the event Landlord receives Covered Parking Funds from the granting authority as described above to offset or reimburse Landlord for a portion or all of the cost actually incurred by Landlord to construct the covered parking spaces, then Tenant shall receive an equivalent abatement of Tenant's obligation to pay the monthly license fee described in Paragraph 2 of Exhibit J, License Agreement for Covered Parking in this Lease until such time that such abatement equals the amount of the Covered Parking Funds received by Landlord from the granting authority. In the event Landlord receives Expansion Parking Funds from the granting authority as described above to offset or reimburse Landlord for a portion or all of the cost actually incurred by Landlord following Landlord's election to construct additional parking spaces in Area A in order to increase Tenant's Parking Ratio Allocation as provided for in Exhibit F, 1.05, then the Tenant Improvement Allowance set forth in Exhibit D shall be increased by an amount equal to seventy-five percent (75%) of the Expansion Parking Funds provided to and utilized by Landlord by such granting authority for said offset or reimbursement of construction costs actually incurred by Landlord to increase Tenant's Parking Ratio Allocation. Notwithstanding anything contained in this paragraph to the contrary, Landlord shall not be required to take any action or accept such funds that would cause Landlord to incur any cost or expense that would not otherwise be incurred by Landlord as a result of Tenant seeking certain economic incentives.

1.18 CONFIDENTIALITY. The Landlord and the Tenant will use good faith reasonable efforts to keep matters related to the Lease, the identity of the parties to the Lease, the occurrence or nature of any discussions or negotiations between the Landlord, the Tenant and any other persons regarding the Lease of the Building, and any other information that would have the effect of disclosing the Tenant's intent to relocate to office facilities within the City of Birmingham, Alabama confidential until the Tenant determines that the disclosure of any information related to the Lease will not be detrimental to the Tenant's application for tax abatements and for certain monetary incentives the Tenant is seeking from the City of Birmingham, Alabama. Notwithstanding the foregoing, this Lease shall remain in full force and effect and no breach of this Lease shall be considered to have occurred in the event of a disclosure by either party of any information related to the Lease.

                                   EXHIBIT "G"

                             CLEANING SPECIFICATIONS

                                                                       PER          PER         PER
CLEANING ITEMS                                                         WEEK        MONTH        YEAR       OTHER
--------------                                                         ----        -----        ----       -----
GENERAL
Clean & sanitize drinking fountains                                     5
Empty & damp wipe ashtrays                                              5
Dry clean chalkboards (if erased).                                      5
Empty all trash receptacles, replace liners.                            5
Remove all collected trash to designated areas                          5
Dust all horizontal surfaces                                            5
Clean switchplates                                                      1
Dust all surfaces and ledges above normal                               1
reach                                                                   1
Dust all low reach areas.                                               1
Dust ledges and window sills                                            5
Dust ledges, picture frames and moldings.                               1
Spot clean all partition glass                                          5
Spot clean partition and door glass                                     5
Clean and wipe all telephones                                           1
Dust all venetian blinds                                                1
Spot clean wall surfaces around switches,                               5
outlets, and door knobs.
Properly arrange all office furniture                                   5
Paneled walls to be dusted thoroughly                                                1
Vacuum all fabric furniture                                                          1
CARPET FLOORS
Spot vacuum all carpeted areas                                          5
Vacuum all carpeted traffic lane areas                                  5
Fully vacuum all carpets wall to wall                                   1
Spot clean carpet                                                       1
Vacuum walk-off mats                                                    5
MARBLE FLOORS
Dust mop floors & baseboards                                            5
Damp mop floors & baseboards                                            1
*Refinish floors & baseboards                                                                    1
CARPET SHAMPOOING
Common areas                                                                                     4
Suite areas                                                                                                  X

* Buff with polish pad (1) time per week. No finish to be applied X indicates service to be provided upon request at Tenant's cost

                                                                       PER          PER         PER
CLEANING ITEMS                                                         WEEK        MONTH        YEAR       OTHER
--------------                                                         ----        -----        ----       -----
RESTROOMS
Refill dispensers                                                       5
Empty trash                                                             5
Clean & sanitize all fixtures                                           5
Wipe all counters                                                       5
Clean mirrors                                                           5
Wipe chrome                                                             5
Spot wipe partitions                                                    5
Sweep & damp mop floors                                                 5
Dust & clean all return air vents                                       1
Wash all restroom partitions on both sides                              1
Machine scrub floors                                                                 1
Fully clean all showers                                                 5
Machine wash all ceramic tubs                                                                    4
Clean both sides of all doors                                                        1
CAFETERIA/BREAKROOM
Damp wipe all tables                                                    5
Damp wipe all chairs                                                    5
Damp clean interior & exterior of microwave oven                        5
Clean & sanitize all sinks & wipe dry                                   5
Scrub hard surface floors, moving all tables                                                     4
& chairs. Recoat with 1 coat of floor finish
STAIRS
Police and pick up litter                                               5
Dust mop stairs, railings, ledges & spot clean                          1
Damp mop stairs, dust railings, ledges & Clean                                       1
Vacuum stairs, dust railing & ledges & spot clean                       1
Shampoo carpeted stairs                                                                          1
WINDOWS
Vacuum curtains                                                                                  2
WINDOW CLEANING (EXTERIOR)
Clean all windows                                                                                2
WINDOW CLEANING (INTERIOR)
Clean common areas                                                                   1
Clean suite areas (Tenant areas)                                                                             X
CEILINGS
Clean all ceiling diffusers                                                          1
Clean all ceiling vents                                                              1

                                                                       PER          PER         PER
CLEANING ITEMS                                                         WEEK        MONTH        YEAR       OTHER
--------------                                                         ----        -----        ----       -----
ELEVATORS & ESCALATORS
Clean and vacuum carpet                                                  5
Clean and damp mop hard surfaces                                         5
Clean and polish elevator bright work                                    5
Shampoo carpeted elevators                                                                       4
Spray buff hard surface elevator                                         1
Strip and refinish hard surface floors                                                           2
Clean escalator sides, rails and vacuum treads                           1
Polish elevator cabs, wipe down panels doors,                            5
and walls.
Thoroughly clean each threshold                                          1
LOBBIES / ENTRANCE WAYS
Spot clean door glass and side glass                                     5
Clean both sides of all glass doors & side glass                         1
Clean & polish all bright metal work                                     1
Clean lobby sign directories                                             1
Clean revolving door glass and side glass and                            1
all metal framing                                                        1
Spot clean revolving door glass, side glass, &                           5
push bars.
HARD FLOORS
Dust mop hard surface floors                                             5
Mop all stains & spills on hard surface floors                           5
Damp mop all hard surface floor wall to wall                             1
Spray buff all hard surface floors                                       1
Lay one coat of floor polish on hard surface floors                                  1
Strip hard surface floors and recoat with three                                                  1
coats of polish

                                   EXHIBIT "H"

                                    GUARANTY

In consideration of, and as an inducement for the granting, execution and delivery of the foregoing Lease Agreement, dated __________ 2003, (the "Lease") by COLONIAL REALTY LIMITED PARTNERSHIP, A Delaware limited partnership, ("Landlord", which term shall be deemed to include the named Landlord and its successors and assigns), to INFINITY INSURANCE COMPANY, A FLORIDA CORPORATION, ("Tenant", which term shall be deemed to include the named Tenant and its successors and assigns), and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, INFINITY PROPERTY AND CASUALTY CORPORATION, AN OHIO CORPORATION ("Guarantor", which term shall be deemed to include the named Guarantor and its successors and assigns), does hereby (jointly and severally, if executed by two or more guarantors) guarantee, absolutely and unconditionally, to Landlord the full and prompt payment of Base Rental, Additional Rent and all other charges and sums (including, without limitation, Landlord's legal expenses and attorneys' fees and disbursements) payable by Tenant under the Lease, and Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant in the payment of any Base Rental, additional rent or other charges and sums, Guarantor shall and will forthwith pay Base Rental, additional rent and all other charges and sums, to Landlord and any arrears thereof and will forthwith pay to Landlord all damages that may arise in consequence of any default by Tenant under the Lease, including, without limitation, all reasonable attorneys' fees and disbursements incurred by Landlord or caused by any such default or the enforcement of this Guaranty. Notwithstanding the foregoing, this Guaranty shall be capped at an amount not to exceed the collective total of the Tenant Improvement Allowance, and real estate commissions paid by Landlord in connection with this Lease and any expansions thereof. Provided Tenant has performed all of its obligations under the Lease and is not then in default under the Lease beyond any applicable cure periods, then beginning with the fourth Lease Year, the maximum amount of the Guaranty as set forth above shall be reduced by one-third (1/3) each succeeding Lease Year (the "Guaranty Reduction Years") and this Guaranty shall be extinguished and of no further force or effect at the end of the sixth Lease Year. Provided, however, if Tenant defaults under the Lease at any time during the Guaranty Reduction Years, the annual reduction of the maximum amount of this Guaranty shall cease and the maximum amount of the Guaranty shall then remain at the level then in effect at the time of such default.

         This Guaranty is an absolute and unconditional guaranty of payment (and not of collection). The liability of Guarantor is co-extensive with that of Tenant and also joint and several and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord's part of any kind or nature whatsoever against Tenant. Landlord hereby expressly agrees that Guarantor shall be provided written notice of any financial default by the Tenant in accordance with the Lease; and furthermore agrees that Guarantor will receive written notice of Tenants curing or failure to cure said default as it may apply. Guarantor's responsibility to cure said default, if not cured by Tenant, shall be subject to the same time allowances as allowed to the Tenant under the Lease. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of any non-liability of Tenant under the Lease, whether by insolvency, discharge in bankruptcy or any other defect or defense which may now or hereafter exist in favor of Tenant.

         If during the first six years of the Lease, should Landlord be obligated by any bankruptcy or other law to repay to Tenant or to Guarantor or to any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty shall be reinstated in the amount of such repayments. Landlord shall not be required to litigate or otherwise dispute its obligations to make such repayments if it in good faith believes that such obligation exists.

         No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty or failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless in writing, signed by Landlord; nor shall any such waiver be applicable except in the specific instance for which given.

         All of Landlord's rights and remedies under the Lease and under this Guaranty, now or hereafter existing at law or in equity or by statute or otherwise, are intended to be distinct, separate and cumulative and no exercise or partial exercise of any such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

         Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord or perform or fulfill any term, covenant or condition hereunder on account of the liability of Guarantor hereunder, Guarantor will notify Landlord in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements to be paid or performed by Tenant.

Guarantor agrees that it will, at any time and from time to time, within ten
(10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification). Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the Building (as defined in the Lease) from or through Landlord or by any mortgagee (as defined in the Lease) or prospective mortgagee or lessor of the Building or of any interest therein.

         With regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the internal laws of the State of Alabama.

         IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty this _____ day of ______________ 2003.

                                    "GUARANTOR":

                                    INFINITY PROPERTY AND CASUALTY CORPORATION,
                                    AN OHIO CORPORATION



                                    By:  /s/ Roger Smith
                                       ----------------------------------------

                                    Name: Roger Smith
                                         --------------------------------------

                                    Title: Chief Financial Officer
                                          -------------------------------------

                                   EXHIBIT "I"

                                     PARKING

                    The parking areas are shown crosshatched

                                     [MAP]

                                   EXHIBIT "J"

                     LICENSE AGREEMENT FOR COVERED PARKING

         THIS LICENSE AGREEMENT is made and entered into on this ______________ of _________________ 2003, by and between COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, as Licensor and INFINITY INSURANCE COMPANY, a Indiana Corporation, as Licensee.

                                    RECITALS:

         A. Licensor is the owner of that certain office building known as 3700 Colonnade (the "Building"); and

         B. Licensee desires to license from Licensor twenty five (25) parking spaces at the Building for covered reserved parking collectively referred to herein as Licensed Space; and

         C. Licensor is willing to license to Licensee the Licensed Space for this purpose, with both Licensor and Licensee acknowledging and agreeing that this document does not constitute a lease and is only a license for the use of certain parking at the Building in accordance with the terms set forth below.

         NOW, THEREFORE, for payment of the license fee set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Licensor and Licensee agree as follows:

         1. Licensor hereby licenses to Licensee, and Licensee hereby licenses from Licensor the Licensed Space from the Commencement Date of the Lease Agreement through the expiration of the Lease Agreement, unless sooner terminated in the course of the provisions hereof, solely for the purpose of non-commercial vehicles.

         2. Licensee shall pay, on the first day of each month in advance, the following to Licensor as a license fee for the use of the Licensed Space:

                  $50.00 per month per parking space or a total amount of $1,250.00, escalating three percent (3%) annually on the first day of each Lease Year

All payments of the license fee listed herein are due and payable in advance for each monthly period on the first day of each month and late if not received by Licensor by the seventh (7th) day (the "grace period") unless specifically stated herein. Licensee agrees to pay a late fee of five percent (5%) for any payments not received by the end of the grace period.

         3. Licensee agrees to comply with all laws and ordinances, including building and safety codes, health department rules, and reasonable rules of the Licensor which may be designed specifically for Licensee and not a general application and which may be changed or supplemented in the future at the reasonable election of Licensor.

          4. Licensee shall not voluntarily or by operation of law or otherwise, assign, transfer, mortgage or otherwise encumber all or any part of Licensee's interest in this license or in the Licensed Space or allow any other party other than Licensee to use the Licensed Space without first obtaining in each and every instance the prior written consent of Licensor which may be withheld in Licensor's sole and absolute discretion except if such is made on a pro rata basis in connection with an approved assignment or sublease as provided for in Paragraph 23 of this Lease. This Agreement creates a license, not a lease, and Licensee shall have no leasehold interest or interest in real estate but only a license to use the Licensed Space in strict compliance with the terms hereof.

         5. This Agreement and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Licensor, its successors and assigns, and shall be binding upon Licensee, its successors and assigns.

         6. Licensee shall, at its sole cost and expense, and prior to the commencement of the term of this License Agreement, obtain all permits and licenses required by any governmental authority, if any, for the use of the Licensed Space.

         7. Licensee's use of the Licensed Space shall be in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and Fire Insurance Rating Organization, the Board of Fire Insurance Underwriters, and Licensor's insurance carrier.

         8. Licensee and Licensor do hereby indemnify each other and save each other harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury, and/or damage to property arising from or out of the occupancy or use by Licensee of the Licensed Space or any part thereof, to the extent occasioned wholly or in part by any negligent act or omission of Licensee or Licensor, their officers, agents, contractors, or employees, said claims, actions, damages, liability expense, including, but not limited to, any accidents or occurrences in or at the Licensed Space, and any other omission by Licensee or Licensor, their employees, servants, agents, officers, contractors or employees in the Building or at the Licensor's property.

         9. All of Licensee's personal property of every kind and description which may at any time be in the Licensed Space or in the Building shall be in the Licensed Space at the Licensee's sole risk, and Licensor shall not be liable for any damage to said property caused in any manner whatsoever, unless due to the gross negligence or willful misconduct of Landlord.

         10. In addition to the other provision of this License Agreement and not in limitation thereof, the occurrence of any of the following shall constitute an event of default hereunder:

                  (a) Failure to pay the licensee fee within seven (7) days after it is due (on more than two occasions in any Lease Year);

                  (b) Violations of any term, condition or requirement of this License Agreement;

                  (c) The filing of a petition by or against Licensee for adjudication as a bankrupt;

                  (d) An assignment by Licensee for the benefit of creditors;

                  (e) The taking of possession of the Licensed Space of Licensee or of any personal property of Licensee by any governmental office or agency pursuant to a statutory authority for the dissolution or liquidation of Licensee.

         11. In the event of an occurrence of any event of default, Licensor may terminate this License Agreement upon thirty (30) days written notice to Licensee, and thereupon, this License Agreement and the term hereof granted, shall wholly cease and expire and become void. An event of default of the License Agreement shall not constitute an event of default under the Lease.

                  12. Licensor shall have no obligation to police or otherwise monitor Licensee's Licensed Space.

         IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be executed on the day and year first set forth above.

                                         LICENSEE:

                                         INFINITY INSURANCE COMPANY, a Indiana
                                         corporation



                                         By: /s/ Roger Smith
                                            -----------------------------------
                                         Name: Roger Smith
                                              ---------------------------------
                                         Its:  Chief Financial Officer
                                             ----------------------------------
                                               Date Executed:    8/21/03
                                                             ------------------

                                         LICENSOR:

                                         COLONIAL REALTY LIMITED
                                         PARTNERSHIP, a Delaware Limited
                                         Partnership

                                         By: Colonial Properties Trust



                                         By:  /s/Robert A. Jackson
                                            -----------------------------------
                                            Robert A. Jackson
                                            Executive Vice President

                                                          Date Executed:8.26.03


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